Exhibit 99.1

ANC RENTAL CORPORATION, ET AL. CASE NUMBER 01-11200 SUBSTANTIVELY CONSOLIDATED
COMBINED SCHEDULE OF CASH RECEIPTS AND DISBURSEMENTS — SUBSTITUTE MOR-1
FOR THE PERIOD MAY 1, 2004 TO MAY 31, 2004

		Current Period	Activity - Filing
		Activity	Period to Date
		ACTUAL	ACTUAL
Cash - Beginning of Period		$13,927,352	$101,226,814
Receipts:
	Credit Card and Local Deposits	$—	$3,783,977,111
	Collections of Accounts Receivable	180,496	1,129,274,465
	Other Receipts - See Note 5 Below	6,956	1,133,839,816

Total Receipts		$187,452	$6,047,091,392
Disbursements:
	US Trustee Fees Paid	—	656,250
4	Fleet Operating Expenses	—	312,469,217
5a	Personnel - Net Cash Payroll	—	470,673,178
5b	Personnel - Payroll Taxes Paid	—	177,255,692
5c	Personnel - Benefits Payments	—	140,980,642
5d	Personnel - Payments of Garnishments Withheld	—	3,982,091
6	Travel Expenses Paid	—	9,755,142
7	Fuel Payments For Rental Fleet	—	88,990,045
8	Airport - Agency - Concession Fees Paid	—	375,635,115
9	Insurance Payments All	—	215,564,562
11	Facility and Other Fixed Operating Expenses Paid	—	375,115,781
13	Travel Agency Tour Operator Commission Payments	—	158,023,825
14	Advertising Payments	—	106,395,931
15	IT Consulting Payments	—	111,295,973
16	IT Other Cash Payments	—	39,361,917
17	Sales Taxes and Other Taxes Paid	18,053	451,153,039
18	Professional Fees Paid - Ordinary Course	—	28,465,108
19	Professional Fees Paid - Bankruptcy Professionals	484,980	49,650,808
20	Other Miscellaneous Operating Expenses Paid	21,652	191,011,807
23	Capital Expenditures	—	31,422,159
24	Interest and Financing Fees Paid	—	58,831,871
25	Vehicle Holding Costs Paid	—	1,796,983,772
25.1	Fleet Purchase Payments and Financing Enhancements	—	626,101,604
26	Working Capital Fundings to Subsidiaries	—	4,000,000
	Cash Purchased by Vanguard at Closing	—	94,153,390
	Loan Repayment to Congress and LOC Collateralization	—	55,117,839
	Payoff Lehman Supplemental Facility	—	40,000,000
	Partial Payment to Lehman - Bridge Loan Facility	—	121,681,330

Total Disbursements		$524,686	$6,134,728,087
			$—
Net Cash Flow		(337,233)	$(87,636,695)

Cash at End of Period		$13,590,119	$13,590,119

Note 1	All Operations effectively in Vanguard’s control as of 10/01/03 — Sale to Vanguard closed 10/14/03.
Note 2	“Projected” amounts no longer valid as no cash budget prepared for post-sale liquidation.
Note 3	Effective July 2002, category 12 “Other” has been combined with Category 20 “Other”
Note 4	Effective August 2002, all Insurance payments combined in item 9 “Insurance All”
Note 5	Other receipts for this reporting period consist primarily of tax refunds.

ANC Rental Corporation, et al.,
Case Number 01-11200 Substantively Consolidated Balance Sheet
May 31, 2004

ASSETS

Current Assets Cash—Investments and Other Cash in Bank	$1,200,896
Cash — ANC Primary Disbursement	6,145

Total Unrestricted Cash		1,207,041
Restricted Cash — Professional Fee Escrow	5,583,078
Restricted Cash — Tax Escrow	6,800,000

Total Restricted Cash		12,383,078
Accounts Receivable Other	119,020
Corporate Accounts	3,640,880
Collission Damage Recovery A/R	2,873,499
Collision Damage Recovery Reserve	(2,873,499)
Provision — Trade A/R	(3,651,950)

Total Accounts Receivable — Net of Allowances		107,950
Total Current Assets		13,698,069
Other Assets Deposits — Insurance Collateralization	58,215

Total Other Assets		58,215

Total Assets		$13,756,284

LIABILITIES AND CAPITAL

Administrative Liabilities: (Note 1) Accounts Payable — A/P System	$742,059
Administrative Claim — Legal and Professional Fee Holdback 20%	780,441
Accrued Interest On 3rd Party Debt	6,500,000
Reserve for Other Professional Fees and Administrative Claims	3,675,000

Estimated Administrative and Professional Fee Reserves		11,697,500
Secured Liabilities:
Accrued Ad-Valorem Tax Reserve		6,800,000
Priority Liabilities:
Accrued Prepetition Personal Property Taxes		2,264,409
Other Priority Creditor Accruals		444,127
General Unsecured Liabilities:
Reserves for General Unsecured Claims		459,750,164

Total Liabilities		480,956,200
Total Capital		(467,199,916)
Total Liabilities & Capital		$13,756,284

Note 1: Total administrative claims submitted by creditors exceed $18.0 million. Debtors are disputing balances not accrued above. Accruals will be made and reported as required under APB5 as claims are resolved.

ANC Rental Corporation, et al.,
Case Number 01-11200 Substantively Consolidated
Statement of Operations
May 31, 2004

	For the one	For the five
	month ended	months ended
	5/31/04	5/31/04
Revenues Oth Inc/Exp (Admin Only)	$—	$830,851

Total Revenues	—	830,851

Expenses Citations	(606)	(929)
Turnback Expense Charges	—	356
Damage Repair—Collections	(5,581)	(62,965)
Unemployment Taxes—State	—	258
P/R Taxes—Other	—	3,250
Bank Service Charges	1,938	13,788
Consulting Fees	72,050	882,700
Acctg/Audit Fees	—	342
Legal Fees	41,049	1,543,850
Data Processing Services	9,278	33,940
Printed Forms/Stationery	276	276
Rent Expense	—	3,750
Utilities	—	(754)
Telephone/Communications	—	(482)
Personal Property Taxes	—	(665,488)
Non-Property Taxes	18,053	30,880
Environmental Costs	—	(8,782)
Misc Other Expense (Operating)	5,220	(15,361)
Total Expenses	141,677	1,758,629

Net Income	$(141,677)	$(927,778)